EXHIBIT 10.3


         THIS WARRANT WAS ORIGINALLY ISSUED ON JANUARY 4, 2001 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO A BRIDGE LOAN AGREEMENT DATED AS OF JANUARY 4, 2001 BY AND BETWEEN UNITED SHIPPING & TECHNOLOGY, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH BRIDGE LOAN AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

                STOCK PURCHASE WARRANT TO ACQUIRE PREFERRED STOCK

Date of Issuance:  January 4, 2001                          Certificate No. ____

         For value received, UNITED SHIPPING & TECHNOLOGY, INC., a Utah corporation (the "Company"), hereby grants to _________________________________,
_________________________, or its transferees and assigns, the right to purchase from the Company __________________________________________________ (__________)
Warrant Shares (as defined herein) at a price per Share equal to $0.01 (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 3 hereof.

         This Warrant is one of the "Warrants" (collectively, the "Warrants") issued pursuant to the terms of a Bridge Loan Agreement dated as of January 4, 2001 between the Company and the Investors named therein (as amended, restated or modified from time to time, the "Loan Agreement"). Certain capitalized terms used herein are defined in Section 3 hereof.

         This Warrant is subject to the following provisions:

         SECTION 1. Exercise of Warrant.

         1A. Exercise Period. The purchase rights represented by this Warrant may only be exercised, in whole or in part, at any time, and from time to time until 5:00 p.m., New York time, on January 4, 2006 or, if such day is not a business day, on the next preceding business day (the "Exercise Period").

         1B. Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                           (a) a completed Exercise Agreement, as described in
                  Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");


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                           (b) this Warrant;

                           (c) if the Purchaser is not the Registered Holder, an
                  Assignment or Assignments in the form set forth in Exhibit II attached hereto evidencing the assignment of this Warrant to the Purchaser; and

                           (d) a check or wire transfer payable to the Company
                  in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

                  (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five (5) days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

                  (iv) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

                  (v) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

                  (vi) The Company shall at all times reserve and keep available out of its authorized but unissued Preferred Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those created by actions of the holder hereof. The


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


         Company shall take all such reasonable actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation.

         1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth as Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

         SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

         2A. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Preferred Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

         2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the Registered Holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as such Registered Holder would have received in connection with such Organic Change if such Registered Holder had exercised this Warrant in full immediately prior to such Organic Change. In each such case, the Company shall make appropriate provision with respect to such holder's rights and interests to insure that the provisions of this Section 2 shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.


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


         2C. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's Board of Directors shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant; PROVIDED, that no such adjustment shall increase or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 2.

         2D. Notices.

                  (i) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any pro rata subscription offer to holders of Common Stock or (b) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (ii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

         SECTION 3. Definitions. The following terms have the meanings set forth below:

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

         "Registered Holder" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to the provisions of Section 11.

         "Preferred Stock" means, collectively, the Series D Convertible Preferred Stock, or any series of convertible preferred stock of the Company issued following the date of this Warrant senior to such Series D Convertible Preferred Stock, and any securities into which such Preferred Stock is hereafter converted or exchanged.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

         "Warrant Shares" means shares of Preferred Stock issuable upon exercise of the Warrant; PROVIDED, that if the securities issuable upon exercise of this Warrant are issued by an entity other


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than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of this Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

         SECTION 4. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

         SECTION 5. Transferability. Subject to compliance with the Securities Act of 1933, as amended, and other applicable securities law, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto).

         SECTION 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of this Warrant or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         SECTION 7. Exchange. In the event that it becomes unlawful or, in the reasonable judgment of any Registered Holder of this Warrant, unduly burdensome by reason of a change in legal or regulatory considerations or the interpretation thereof affecting the ability of financial institutions or their affiliates to hold equity securities, or any material change (including a reduction in the number of shares of Common Stock outstanding) in the capital structure of the Company, to hold this Warrant or any of the Warrant Shares, the Registered Holder of this Warrant shall have the right to require all or part of this Warrant or such Registered Holder's Warrant Shares to be exchanged for nonvoting stock or similar interests that convey equivalent economic benefits to such Warrant or Warrant Shares. Any such exchange shall occur as soon as practicable but in any event within sixty (60) days after written notice by the Registered Holder of this Warrant to the Company (or such earlier date if required to comply with applicable law).

         SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company (PROVIDED, that if the Registered Holder is a financial institution or other institutional investor its own Agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of


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such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

         SECTION 9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices, and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

         SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Registered Holder.

         SECTION 11. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                                       UNITED SHIPPING & TECHNOLOGY, INC.



                                       By: /s/ Peter C. Lytle
                                           ------------------
                                       Name: Peter C. Lytle
                                             --------------
                                       Title: Chief Executive Officer
                                              -----------------------


Attest:



-------------------------------


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                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                                   Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. [ ]), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                       Signature:
                                                  ------------------------------

                                       Address:
                                                --------------------------------


                                       -----------------------------------------


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                                                                      EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. [ ]) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee                   Address                       No. of Shares
-----------------                   -------                       -------------









Dated:                                Signature:
       --------------------------                -------------------------------



                                      Witness:
                                               ---------------------------------


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